April 5, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Dear Sir:

We have read and agree with the statements contained in Sub-Item 77k of Form N-SAR of the Marshall Funds.

Very truly yours,



Arthur Andersen LLP




Mr. Sean Fitzsimons
Page 2
September 30, 1999